Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn.,  March 5,  2015  – Frontier Communications Corporation  (NASDAQ: FTR) is scheduled to present at the Deutsche Bank Media Internet & Telecom Conference on Monday March 9, 2015.  John Jureller, Executive Vice President and Chief Financial Officer, is scheduled to present at 9:25 a.m. Eastern Time on March 9th.

A live webcast will be available at Frontier’s Investor Relations website under “Webcasts and Presentations.”

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband,  voice, video, wireless Internet data access, data security solutions, bundled offerings, and specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 28 states.  Frontier’s approximately 17,400 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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